EXHIBIT 99.1

Terra Tech Corp. Executes Agreement to Acquire Unrivaled

Transaction Brings Vertical Integration, Geographic Expansion to One of the Largest Cannabis Distribution Networks on the West Coast

IRVINE, CA – March 3, 2021 – (GlobeNewswire) – Terra Tech Corp. (OTCQX:TRTC) ("Terra Tech" or the "Company") today announced that the Company has executed an agreement to acquire UMBRLA, Inc., which has recently rebranded as Unrivaled (“Unrivaled”), subject to certain closing conditions as set forth in the Company’s Current Report on Form 8-K filed this morning, in an all-stock transaction.

Unrivaled is a swiftly growing and well-run diversified cannabis company comprised of several highly recognized cannabis brands complemented by distribution, manufacturing and dispensary operations. Unrivaled brands include Korova, a top ten cannabis brand in California, among a strong portfolio across categories and price points. Unrivaled operates manufacturing and distribution operations in both California and Oregon and dispensaries in California.

Unrivaled owns and manages one of the largest distribution networks on the west coast with over 700 in-network dispensaries throughout Oregon and California, into which Unrivaled sells both its own brands and third-party brands across all major categories: flower products, vape cartridges, extracts, and edibles.

Through licensing agreements, select Unrivaled brands are also sold in over 200 dispensaries throughout Arizona and Oklahoma. Following the merger, Terra Tech expects to continue its licensing expansion of the Korova brand and integrate the Unrivaled portfolio into its existing operations in California and Nevada.

Terra Tech's CEO, Frank Knuettel II, stated, "We are very pleased to have entered into this mutually beneficial transaction which leads to immediate scale, driven by strong brands and revenue growth. Unrivaled has grown markedly since inception, led by a strong management team, including Dallas Imbimbo, co-founder of KushCo Holdings, Inc. (OTCQX: KSHB) and Unrivaled. We intend to integrate Unrivaled’s management team into Terra Tech, whose robust leadership is capable of executing on high revenue growth and additional accretive acquisitions.”

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Knuettel continued, “Following the restructuring of our balance sheet and bringing in new capital in January, this is the first of our anticipated strategic acquisitions building on the foundation formed by my predecessors. Our short-term goal is to become the premier West Coast and Southwest operator of cannabis assets with a focus on brands and dispensaries. Based on our growth trajectories and new operations coming online during 2021, we believe that the combined companies will generate revenues in excess of $70 million in 2021.”

Said Unrivaled CEO Dallas Imbimbo, “Over the last two years Unrivaled has brought together some of the most well-respected brands in cannabis with Korova, LTRMN, Sticks, Cabana and The Spot. Terra Tech’s retail and cultivation assets perfectly complement Unrivaled’s modern brand portfolio, sophisticated R&D and state-of-the-art tech stack. Our mission continues to become the leading-edge global cannabis operator, and this merger will accelerate that path significantly. We would like to give a huge thank you to the Unrivaled team for their dedication and relentless pursuit of our goals.”

Securities Disclosure

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the Company's securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Terra Tech

Terra Tech is a vertically integrated company focused on the cannabis sector with operations in California and Nevada. In California, Terra Tech operates two dispensaries and a cultivation facility and has two additional cultivation facilities and a dispensary under development. In Nevada, by way of a joint ventures, Terra Tech operates a cultivation and manufacturing facility.

About Unrivaled

Unrivaled is a leading cannabis multi-state operator, and the parent company of multiple dominant cannabis lifestyle brands spanning consumer products, distribution and retail. Our brands lead in their respective categories and markets by a focus on customer experience, product innovation, and organic brand building. Unrivaled actively operates in California and Oregon and also licenses brands in Arizona, and Oklahoma, two early-stage markets. Unrivaled brands are among the most recognizable in the industry and include Korova, Sticks, Cabana, Beaucoup and The Spot.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

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New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.
Jassad@terratchcorp.com

678-570-6791

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